Exhibit 23.3

Trond Mathisen
General Manager - Corporate Reserves Group
Murphy Oil Corporation
9805 Katy Freeway, Suite G-200
Houston, TX 77024

We hereby consent to the reference of our firm and to the use of our report conducting an audit of the Canadian Oil and Gas Properties for the Greater Tupper Montney Project effective December 31, 2020 and dated January 19, 2021 in the Murphy Oil Corporation Registration Statement Form S‑8, No. 333-226494 and Registration Statement Form S‑3, No. 333-227875 and in any related prospectus, including any reference to our firm under the heading “Experts” in such prospectus.

                        McDaniel & Associates Consultants Ltd.

                        /s/ Jared W. B. Wynveen

                        Jared W. B. Wynveen, P. Eng.
                        Executive Vice President

                        February 22, 2021
                        APEGA PERMIT NUMBER: P3145

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6    Tel: (403) 262-5506    Fax: (403) 233-2744    www.mcdan.com